Exhibit 99


Joint Filer Information
Name:                   Regency LP Acquirer, L.P.
Name:                   EFS Regency GP Holdco II, LLC
Address:                120 Long Ridge Road
                        Stamford, Connectcut 06927
Designated Filer:       Aircraft Services Corporation
Issuer & Ticker Symbol: Regency Energy Partners LP (RGNC)
Date of Event Requiring Statement: 4/21/2008

Signatures of Reporting Persons
EFS Regency GP Holdco II, LLC
By:     Aircraft Services Corporation
        its Managing Member
By:     /s/ Tyson Yates
Name:   Tyson Yates
Title:  Vice President

Regency LP Acquirer, L.P.
By:     EFS Regency GP Holdco II, LLC
Its:    General Partner
By:     Aircraft Services Corporation
        its Managing Member
By:     /s/ Tyson Yates
Name:   Tyson Yates
Title:  Vice President